EXHIBIT 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This First Amendment to Amended and Restated Loan and Security Agreement (“Amendment”) is dated as of August 17, 2020 by and among 1ST FRANKLIN FINANCIAL CORPORATION (“Borrower”), WELLS FARGO BANK, N.A., as agent for Lenders (in such capacity, “Agent”) and the financial institutions a party hereto as lenders (collectively, the “Lenders” and each is a “Lender”).

BACKGROUND

A.Borrower, Lenders, and Agent are parties to a certain Amended and Restated Loan and Security Agreement dated as of November 19, 2019 (as amended or modified from time to time, the “Loan Agreement”).  Capitalized terms used but not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Loan Agreement.

B.Borrower has requested and Agent and Lenders have agreed to amend the Loan Agreement in certain respects, all on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

1.Joining Lender.

(a)Upon the effectiveness of this Amendment, Renasant Bank (“Joining Lender”) joins in as, assumes the duties and obligations of, is entitled to the rights and the benefits of, and becomes a Lender under the Loan Agreement and the Credit Documents.  All references to Lender or Lenders contained in the Loan Agreement and Credit Documents are hereby deemed for all purposes to also refer to and include Joining Lender as a Lender, and Joining Lender hereby agrees to comply with all of the terms and conditions of the Loan Agreement and Credit Documents as if it was an original signatory thereto.

(b)Joining Lender (a) acknowledges that it has received a copy of the Loan Agreement and the schedules and exhibits thereto, together with copies of the most recent financial statements of Borrower, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Amendment; and (b) agrees that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

(c)Upon the effectiveness of this Amendment, the remaining amount available for Accordion Increases is $70,000,000.

2.Amendments.

(a)Definitions. The following definitions contained in Section 1.1 of the Loan

116549.01097/123534729v.2

Agreement are hereby amended and restated as follows:

“LIBOR Rate” means the greater of (a) 0.75% per annum or (b) the one-month London Interbank Offered Rate as found in the Wall Street Journal, Interactive Edition, or any successor edition or publication and selected by Agent in its sole discretion for its entire loan portfolio for all borrowers for any day during a given month.  The LIBOR Rate shall be adjusted on the first day of each calendar month based upon the LIBOR Rate as of the last day of the immediately preceding calendar month.  Agent’s determination of the LIBOR Rate shall be conclusive and binding on Borrowers, absent manifest error.

“Maximum Principal Amount” means $230,000,000.

(b)Administrative Fee.  Borrower shall no longer be obligated to pay the administrative fee to Agent pursuant to Section 2.9(a) of the Loan Agreement.

(c)Effect of Benchmark Transition Event.  The new Section 2.15 attached hereto as Exhibit A is added to the Loan Agreement.

(d)Operating Budget/Plan.  Agent and Lenders acknowledge that Borrower delivered its operating budget/plan for the fiscal year ending December 31, 2020 on June 5, 2020.

(e)EBITDA Ratio.  Section 6.4(a) the Loan Agreement is hereby amended and restated as follows:

(a)EBITDA Ratio.  As of the end of each calendar month, an EBITDA Ratio of not less than (i) 1.50 to 1.0 commencing with the calendar month ending May 31, 2020 and continuing to and including the calendar month ending March 31, 2021 and (ii) 1.75 to 1.00 thereafter.

3.Effectiveness Conditions.  This Amendment shall be effective upon the completion of the following conditions precedent (all agreements, documents and instruments to be in form and substance satisfactory to Agent and Agent’s counsel):

(a)Execution and delivery by Borrower, Guarantors and Lenders of this Amendment to Agent;

(b)Execution and delivery of an Promissory Note in favor of Joining Lender in the original principal amount of $30,000,000 (the “Note”);

(c)Delivery to Agent of a certified copy of resolutions of Borrower’s directors authorizing the execution, delivery and performance of this Amendment and the Note;

(d)Execution and/or delivery by the parties of all other agreements, instruments and documents requested by Agent to effectuate and implement the terms hereof and the Credit Documents.

4.Representations and Warranties.  Borrower represents and warrants to Agent and

2

116549.01097/123534729v.2

Lenders that:

(a)All warranties and representations made to Agent and Lenders under the Loan Agreement and the Credit Documents are true and correct in all material respects.

(b)The execution and delivery by Borrowers and Guarantors of this Amendment and the Note and the performance by each of them of the transactions herein and therein contemplated do not and will not violate any provisions of any law, rule, regulation, judgment, order, writ, decree, determination or award or breach any provisions of the charter, bylaws or other organizational documents of any Borrower or any Guarantor, or constitute a default or result in the creation or imposition of any security interest in, or lien or encumbrance upon, any assets of any Borrower or any Guarantor (immediately or with the passage of time or with the giving of notice and passage of time, or both) under any other contract, agreement, indenture or instrument to which a Borrower or a Guarantor is a party or by which a Borrower or a Guarantor or its property is bound with failure to comply resulting in a material adverse change in the business, operations, property (including the Collateral), prospects or financial condition of any Borrower or any Guarantor.

(c)This Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith will be valid, binding and enforceable in accordance with its respective terms.

(d)No Event of Default or Default has occurred under the Loan Agreement.

5.Representations and Release of Claims.  Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of Borrower, any Guarantor or any third party to Agent and Lenders as evidenced by the Credit Documents.  Borrower and each Guarantor hereby acknowledge, agree, and represent that (a) as of the date of this Amendment, there are no known claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Credit Documents or the other obligations created or evidenced by the Credit Documents; (b) as of the date of this Amendment, neither Borrower nor any Guarantor has any known claims, offsets, defenses or counterclaims arising from any of Agent’s acts or omissions with respect to the Credit Documents or Agent’s performance under the Credit Documents; (c) as of the date of this Amendment, Borrower has reviewed and reconciled all Advances, calculations of interest due and principal owing, and agrees with and has no claims regarding any such matters and (d) Borrower promises to pay to the order of Agent and Lenders the indebtedness evidenced by the Note according to the terms thereof.  In consideration of the modification of certain provisions of the Credit Documents, all as herein provided, and the other benefits received by Borrower hereunder, Borrower and each Guarantor hereby RELEASE, RELINQUISH and forever DISCHARGE Agent and Lenders, and their predecessors, successors, assigns, shareholders, principals, parents, subsidiaries, agents, officers, directors, employees, attorneys and representatives (collectively, the “Released Parties”), of and from any and all present known claims, demands, actions and causes of action of any and every kind or character, which Borrower or Guarantors, or any of them, has or may have against Released Parties arising out of or with respect to any and all transactions relating to the Loan Agreement, the Note, the Guaranties, and the other Credit Documents occurring prior to the date hereof.  Further, Borrower and Guarantors warrant and represent that they are not now aware of any claims or potential claims against Agent or Lenders pursuant to the Loan Agreement.

3

116549.01097/123534729v.2

6.Collateral.  As security for the payment of the Obligations to Agent and Lenders under the Loan Agreement and satisfaction by Borrower of all covenants and undertakings contained in the Loan Agreement and the Credit Documents, Borrower reconfirms the prior security interest and lien on, upon and to, its Collateral, whether now owned or hereafter acquired, created or arising and wherever located.  Borrower hereby confirms and agrees that all security interests and Liens granted to Agent for the ratable benefit of Lenders continue in full force and effect and shall continue to secure the Obligations.  All Collateral remains free and clear of any Liens other than Permitted Liens.  Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of Agent’s existing security interest in and Liens upon the Collateral.

7.Acknowledgment of Indebtedness and Obligations.  Borrower and Guarantors hereby acknowledge and confirm that as of the date hereof, Borrower is indebted to Agent and Lenders, without known defense, setoff or counterclaim, under the Loan Agreement (in addition to any other indebtedness or obligations owed by Borrowers to Wells Fargo Affiliates) in the aggregate principal amount of $90,700,000, plus continually accruing interest and all fees, costs, and expenses, including reasonable attorneys’ fees, incurred through the date hereof.

8.Ratification of Credit Documents.  This Amendment shall be incorporated into and deemed a part of the Loan Agreement.  Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and Credit Documents are hereby ratified and confirmed and continue unchanged and in full force and effect.  All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment.

9.Acknowledgment of Guarantors.  By execution of this Amendment, each Guarantor hereby acknowledges the terms and conditions of this Amendment and confirms that such Guarantor guarantees, as surety, all of Borrower’s Obligations to Agent and Lenders pursuant to and subject to the terms, conditions and limitations contained in its respective Guaranty.

10.Governing Law.  THIS AMENDMENT, THE LOAN AGREEMENT AND THE EXISTING CREDIT DOCUMENTS SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF NEW YORK AND SHALL, TOGETHER WITH ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

11.Counterparts.  This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  This Amendment may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) an e-mail transmission of a Portable Document Format File (also known as an “PDF” file), faxed, scanned, or photocopied manual signature.  Each electronic signature or PDF, faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.

4

116549.01097/123534729v.2

SIGNATURES ON FOLLOWING PAGE

5

116549.01097/123534729v.2

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

BORROWER:	1ST FRANKLIN FINANCIAL CORPORATION By: /s/ Virginia C. Herring Name: Virginia C. Herring Title: President and CEO
GUARANTORS:	FRANDISCO LIFE INSURANCE COMPANY By: /s/ A. Roger Guimond, Jr. Name: A. Roger Guimond, Jr. Title: President
FRANDISCO PROPERTY & CASUALTY LIFE INSURANCE COMPANY By: /s/ A. Roger Guimond, Jr. Name: A. Roger Guimond, Jr. Title: President

[SIGNATURE PAGE TO FIRST AMENDMENT

TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT]

116549.01097/123534729v.2

AGENT:	WELLS FARGO BANK, N.A. By: /s/ William M. Laird William M. Laird, Senior Vice President
LENDERS:

WELLS FARGO BANK, N.A.

By:   /s/ William M. Laird

        William M. Laird, Senior Vice President

FIRST HORIZON BANK

By:       /s/ Daniel J. McCarthy

Name:  Daniel J. McCarthy

Title:    Senior Vice President

RENASANT BANK

By:        /s/ John W. Willis

Name:   John W. Willis

Title:     Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT

TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT]

116549.01097/123534729v.2

SCHEDULE I

Commitments

Lenders	Commitment Percentage	Commitment Amount

Wells Fargo Bank, N.A. 123 South Broad Street, 5th Floor MAC: Y1379-059 Philadelphia, Pennsylvania Attn: Mr. William M. Laird, Senior Vice President Facsimile: (215) 670-6120	65.2174%	$150,000,000
First Horizon Bank 165 Madison Avenue, 10th Floor Memphis, Tennessee 38103 Attn: Mr. Daniel J McCarthy, Senior Vice President Facsimile: (901) 523-4566	21.7391%	$50,000,000
Renasant Bank 1825 Barrett Lakes Boulevard, Suite 150 Kennesaw, Georgia 30144 Attn: John W. Willis, Senior Vice President Facsimile: (770) 989-4501	13.0435%	$30,000,000
TOTAL	100%	$230,000,000

116549.01097/123534729v.2

EXHIBIT A

EXHIBIT A

Section 2.15Effect of Benchmark Transition Event.

(a) Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, Agent and Borrowers may amend this Agreement to replace the LIBOR Rate with a Benchmark Replacement.  Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Agent has provided such proposed amendment to all Lenders and Borrowers so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising Required Lenders.  Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising Required Lenders have delivered to Agent written notice that such Required Lenders accept such amendment.  No replacement of the LIBOR Rate with a Benchmark Replacement pursuant to this Section titled “Effect of Benchmark Transition Event” will occur prior to the applicable Benchmark Transition Start Date.  If there is a Benchmark Transition Event, until such time as a Benchmark Replacement has been determined pursuant to this Section 2.15 Agent may select a replacement index rate and spread adjustment in good faith and in its commercially reasonable discretion giving due regard to the LIBOR Replacement Considerations; provided that any comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice.

(b) Benchmark Replacement Conforming Changes.  In connection with the implementation of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c) Notices; Standards for Decisions and Determinations.  Agent will promptly notify Borrowers and Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, and (iii) the effectiveness of any Benchmark Replacement Conforming Changes.  Any determination, decision or election that may be made by Agent or Lenders pursuant to this Section titled “Effect of Benchmark Transition Event,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section titled “Effect of Benchmark Transition Event.”

(d) Certain Defined Terms.  As used in this Section titled “Effect of Benchmark Transition Event”:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by Agent and Borrowers giving due consideration to the LIBOR Replacement Considerations and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than 0.75%, the Benchmark Replacement will be deemed to be 0.75% for the purposes of this Agreement.

116549.01097/123534729v.2

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBOR Rate with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Agent and Borrowers giving due consideration to the LIBOR Replacement Considerations.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the timing and frequency of determining rates and making payments of interest and other administrative matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBOR Rate: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBOR Rate permanently or indefinitely ceases to provide the LIBOR Rate; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBOR Rate: (1) a public statement or publication of information by or on behalf of the administrator of the LIBOR Rate announcing that such administrator has ceased or will cease to provide the LIBOR Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate; (2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBOR Rate, a resolution authority with jurisdiction over the administrator for the LIBOR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Rate, which states that the administrator of the LIBOR Rate has ceased or will cease to provide the LIBOR Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate; or (3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate announcing that the LIBOR Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Agent or Required Lenders, as applicable, by notice to Borrowers, Agent (in the case of such notice by Required Lenders) and Lenders.

“Early Opt-in Election” means the occurrence of: (1) (i) a determination by Agent or (ii) a notification by Required Lenders to Agent (with a copy to Borrowers) that Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that

116549.01097/123534729v.2

include language similar to that contained in this Section titled “Effect of Benchmark Transition Event,” are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate, and (2) (i) the election by Agent or (ii) the election by Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by Agent of written notice of such election to Borrowers and Lenders or by Required Lenders of written notice of such election to Agent.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org or any successor source.

“LIBOR Replacement Considerations” means (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body, (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR Rate for U.S. dollar-denominated syndicated credit facilities, (iii) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (iv) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated syndicated credit facilities at such time.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

116549.01097/123534729v.2